EXHIBIT 21

SUBSIDIARIES OF MANUGISTICS GROUP, INC.

Listed below are the significant subsidiaries of the Company as of February 29, 2004 and their jurisdictions of organization. All of these subsidiaries are wholly owned by the Company.

State or
Jurisdiction
	of Incorporation	Name Under Which
Name	or Organization	Subsidiary Does Business
Manugistics, Inc.	Delaware	Manugistics, Inc.
Manugistics France S.S.A.	France	Manugistics France S.A.
Manugistics U.K. Ltd.	United Kingdom	Manugistics U.K. Ltd.
Manugistics Canada Company	Nova Scotia	Manugistics Canada Company
Manugistics (Deutschland) GmbH	Germany	Manugistics (Deutschland) GmbH
Manugistics European Holding Company B.V.	Netherlands	Manugistics European Holding Company B.V.
Manugistics Services, Inc.	Delaware	Manugistics, Inc.
Manugistics Japan K.K.	Japan	Manugistics Japan K.K.
Manugistics do Brasil Limtada	Brazil	Manugistics do Brasil Limtada
Manugistics Singapore PTE LTD	Singapore	Manugistics Singapore PTE LTD
Manugistics Australia Pty LTD	Australia	Manugistics Australia Pty LTD
Manugistics Holdings Delaware, Inc.	Delaware	Manugistics Holdings Delaware, Inc.
Manugistics Holdings Delaware II, Inc.	Delaware	Manugistics Holdings Delaware, Inc.
Manugistics Benelux[1]	Belgium	Manugistics Benelux
Manugistics Services Mexico, S. de R.L. de C.V.	Mexico	Manugistics Services Mexico, S. de R.L. de C.V.
Manugistics Mexico, S. de R.L. de C.V.	Mexico	Manugistics Mexico, S. de R.L. de C.V.
Manu Transportation LLC	Delaware	Manu Transportation LLC
Manugistics Nordic AB	Sweden	Manugistics Nordic AB
Manugistics Atlanta, Inc.[2]	Georgia	Manugistics Atlanta, Inc.
Manugistics Euro Limited.[3]	United Kingdom	Manugistics Euro Limited.
Manugistics Malaysia Sdn. Bhd.	Malaysia	Manugistics Malaysia Sdn. Bhd.
Manugistics Hong Kong Limited	Hong Kong	Manugistics Hong Kong Limited
Manugistics Consulting Services Shanghai Co. Limited	The People’s Republic of China	Manugistics Consulting Services Shanghai Co. Limited
STG Holdings, Inc.	Delaware	STG Holdings, Inc.
STG Pacific (Pty) Limited	Australia	STG Pacific Pty. Limited
Scheduling Technology Group, Inc.[4]	Texas	Scheduling Technology Group, Inc.
Scheduling Technology Group Limited[5]	United Kingdom	Scheduling Technology Group Limited
Western Data Systems Int’l., Ltd.[6]	United Kingdom	Western Data Systems Int’l., Ltd.

1 Formerly Manugistics N.V.S.A.

2 Manugistics Atlanta, Inc, was merged with and into Manugistics, Inc. effective March 1, 2004.

3 All of the companies UK operations were consolidated in Manugistics U.K. Ltd. effective March 1, 2004 pursuant to Asset Purchase Agreements between Manugistics U. K. Ltd. and Manugistics Euro Limited., Scheduling Technology Group Limited and Western Data System. Int’l, Ltd., respectively (each a seller), under which each seller sold all of its assets and business and Manugistics U.K. Ltd. purchased all of the respective seller’s assets and assumed all of the respective seller’s liabilities.

4 Scheduling Technology Group, Inc. was merged with and into Manugistics, Inc. effective January 1, 2004.

5 See footnote 3.

6 See Footnote 3.